Exhibit 16

BERMAN &COMPANY. P.A.
Certified Public Accountants and Consultants

January 25, 2012

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Milwaukee Iron Arena Football, Inc.
File Reference No. 000-27831

We were previously the independent registered public accounting firm for Milwaukee Iron Arena Football, Inc. On January 3, 2012, the Company dismissed us as its independent registered public accounting firm. We have read Milwaukee Iron Arena Football, Inc.’s statements included in Item 4.01 on Form 8-K regarding the recent change of auditors. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Berman & Company, P.A.
Berman & Company, P.A.

551 NW 77th Street Suite 201 • Boca Raton FL 33487
Phone: (561) 864·4444 • Fax: (561) 892-3715
www.bermancpa.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants